Exhibit 10.05

GOOGLE INC.

2003 STOCK PLAN

As amended June 18, 2003

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any Committee that shall administer the Plan in accordance with Section 4 hereof.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) If (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities and (b) within three (3) years from the date of such acquisition, the following occurs: the consummation of a merger or consolidation of the Company with or into the holder or an affiliate thereof of such beneficial ownership of securities of the Company; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For the purposes of this Section 2(d), “affiliate” shall mean, with respect to any specified person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person (“control,” “controlled by” and “under common control with” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise).

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(g) “Common Stock” means the Common Stock of the Company.

(h) “Company” means Google Technology Inc., a California corporation until the consummation of the reincorporation of Google Technology Inc. into the State of Delaware, at which time “Company” shall mean Google Inc., a Delaware corporation.

(i) “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(p) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(q) “Option” means a stock option granted pursuant to the Plan.

(r) “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(s) “Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.

(t) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(u) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(v) “Plan” shall mean the Google Technology Inc. 2003 Stock Plan, which shall become the Google Inc. 2003 Stock Plan upon the closing of a reincorporation of Google Technology Inc. into the State of Delaware that includes the corresponding name change to Google Inc.

(w) “Restricted Stock” means Shares issued pursuant to a Stock Purchase Right or Shares of restricted stock issued pursuant to an Option.

(x) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to Shares purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the notice of grant.

(y) “Securities Act” means the Securities Act of 1933, as amended.

(z) “Service Provider” means an Employee, Director or Consultant.

(aa) “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 below.

(bb) “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 11 below.

(cc) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be subject to option and sold under the Plan is 12,388,116, minus those shares of Class A Senior Common Stock or shares of Common Stock that, after June 18, 2003, are issued or made subject to outstanding options under the Company’s 1998 Stock Plan (the “1998 Plan”), the Company’s 2003 Stock Plan (No. 2) (the “2003 Plan (No. 2)”) or the Company’s 2003 Stock Plan (No. 3) (the “2003 Plan (No. 3)”); provided, that those shares of Class A Senior Common Stock or Common Stock of the Company returned to the 1998 Plan, the 2003 Plan (No. 2) and the 2003 Plan (No. 3) as a result of termination of options or repurchase of shares issued (at any time) under those plans shall be added to the authorized number of Shares that may be subject to option and sold under this Plan. In no event shall the number of Shares issued pursuant to Incentive Stock Options under this Plan exceed the number indicated in this Section 3. The Shares may be authorized but unissued or reacquired shares of Class A Senior Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each such award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(viii) to construe and interpret the terms of the Plan and Options granted pursuant to the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Incentive Stock Option Limit. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) At-Will Employment. Neither the Plan nor any Option or Stock Purchase Right shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause, and with or without notice.

7. Term of Plan. Subject to shareholder approval in accordance with Section 19, the Plan shall become effective upon its adoption by the Board. Unless sooner terminated under Section 15, it shall continue in effect for a term of ten (10) years from the later of (i) the effective date of the Plan, or (ii) the earlier of the most recent board or shareholder approval of an increase in the number of Shares reserved for issuance under the Plan.

8. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. Option Exercise Price and Consideration.

(a)    Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option

(A) granted to a Service Provider who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any other Service Provider, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b) Forms of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of, without limitation, (1) cash, (2) check, (3) promissory note, (4) other Shares, provided Shares acquired directly from the Company (x) have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. Except in the case of Options granted to officers, Directors and Consultants, Options shall become exercisable at a rate of no less than 20% per year over five (5) years from the date the Options are granted.

An Option shall be deemed exercised when the Company receives (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within thirty (30) days of termination, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within six (6) months of termination, or such longer period of time as specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within six (6) months following Optionee’s death, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Leaves of Absence.

(i) Unless the Administrator provides otherwise, vesting of Options granted hereunder to officers and Directors shall be suspended during any unpaid leave of absence.

(ii) A Service Provider shall not cease to be an Employee in the case of (A) any leave of absence approved by the Company or (B) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

(iii) For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

11. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The terms of the offer shall comply in all respects with Section 260.140.42 of Title 10 of the California Code of Regulations. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable within 90 days of the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine; provided, however that except in the case of a Stock Purchase Right granted to an officer, Director or Consultant, the repurchase option shall lapse at a rate of no less than 20% per year over five (5) years from the date such Stock Purchase Right is granted.

(c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

12. Limited Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee. If the Administrator in its sole discretion makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) to family members (within the meaning of Rule 701 of the Securities Act) through gifts or domestic relations orders, as permitted by Rule 701 of the Securities Act.

13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Option or Stock Purchase Right; provided, however, that the Administrator shall make such adjustments to the extent required by Section 25102(o) of the California Corporations Code.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation in a merger or Change in Control refuses to assume or substitute for the Option or Stock Purchase Right, then the

Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Optionee in writing or electronically that this Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

14. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such later date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

16. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.

EXHIBIT A

STOCK OPTION CASH EXERCISE

Letter of Authorization

To:                                                                                                                                                                         the (“Company”)

(Your Company’s Name)

From:                                                                                               Exercise Date:

              (Last Name)                 (First Name)        ( M.I.)

Pursuant to the provisions of the Google Inc. 2003 Stock Plan (the “Plan”), Certificate of Stock Option Grant and Option Agreement under which the following stock option(s) was/were granted, I hereby elect to exercise the following stock option(s) granted to me by the Company (as defined in the Plan) to purchase shares of Company Common Stock (the “Shares”):

Grant Exercise Information:

1	2	3	4	5	6	7

Grant Number	Grant Date	Grant Type	Grant Price	# of Shares to	Amount Due	Amount Due
		(Check One)	Per Share	Exercise	For Stock	for Taxes*
(if applicable)

☐ ISO ☐ INQ

☐ ISO ☐ INQ

☐ ISO ☐ INQ

☐ ISO ☐ INQ

☐ ISO ☐ INQ

			Totals	(A)	(B)	(C)

Method Of Payment: ☐ Check

***If check not enclosed, please indicate

method of payment                                                                Total Due for Exercise (B+C): $

*Note: If you are exercising a Non-Qualified (NQ) stock option, please contact

AST STOCKPLAN, Inc. at (888) 980-6456 or (212) 615-8709 to complete this information.

The exact spelling of the name(s) under which I will take title to the Shares is:

I desire to take title to the Shares as follows:

[    ] Individual, as separate property

[    ] Husband and wife, as community property

[    ] Joint Tenants

[    ] Other; please specify:

TO COMPLETE YOUR STOCK OPTION EXERCISE, YOU MUST DO THE FOLLOWING:

1.	Review the Terms and Conditions of Stock Option Exercise attached as Exhibit 1 to this document.
2.	If are purchasing shares which have not yet become vested, review and execute one copy of the Assignment Separate from Certificate attached as Exhibit 2 to this document.
3.	If you are purchasing shares which have not yet become vested and you desire to elect pursuant to Section 83 (b) of the Code to be taxed currently as described in your Option Agreement, review and execute, and have your spouse, if any, review and execute, the Election under Section 83 (b) attached as Exhibit 3 to this document.
4.	Review and complete the terms of purchase on the following page.

Terms of Purchase:

By signing this Stock Option Cash Exercise Letter of Authorization (this “Authorization”), I hereby represent and warrant to the Company that I have read and agree to (i) all of the Terms and Conditions of Stock Option Exercise attached hereto as Exhibit 1 and (ii) all of the terms and conditions of the Option Agreement (including Exhibits).

I am hereby delivering to the Company: (i) this fully completed and executed Authorization, (ii) if applicable, one copy of the Assignment Separate from Certificate attached hereto as Exhibit 2 fully executed by myself, (iii) if applicable, an Election under Section 83 (b) attached hereto as Exhibit 3 fully executed by myself and my spouse, if any, and (iv) the full purchase price for the Shares.

This constitutes my irrevocable authorization for AST STOCKPLAN, INC. (on behalf of the Company) to request, and for my broker to provide, a statement of any shares of the Company’s Common Stock that I am holding, or have transferred as permitted by the Company’s applicable Stock Option Plan(s), which were originally acquired upon exercise of an option granted to me pursuant to the Company’s Stock Option Plan(s).

I understand that, if I am an officer or director of the Company, I may be subject to additional requirements under Federal securities regulations which pertain to this type of transaction.

X Signature	Address for Certificate Delivery following release from escrow:

Social Security Number

Work Number Home Phone

Email Address

Please mail completed original with attached exhibits to:

Attn: Google Inc., 2400 Bayshore Parkway Mountain View, CA 94043

You can call AST StockPlan, Inc., Client Services Dept. Mon – Thurs: 9:00 am- 7:00 pm, and Friday: 9:00 am – 6:00 pm ET.

Phone: (888) 980-6456 or (212) 615-8709 Fax: (212) 615-7511.

List of Exhibits:

Exhibit 1: Terms and Conditions of Stock Option Exercise

Exhibit 2: Assignment Separate from Certificate

Exhibit 3: Election under Section 83 (b)

Exhibit 1

Terms and Conditions of Stock Option Exercise

1. Exercise. The Optionee (the “Optionee”) identified on the Stock Option Cash Exercise Letter of Authorization (the “Authorization”) to which these Terms and Conditions of Stock Option Exercise (these “Terms and Conditions”) are attached has elected to exercise the option (the “Option”) to purchase shares of Common Stock of the Company (as defined in the Google Inc. 2003 Stock Plan) identified on the Authorization, and thereby purchase from the Company that number of shares of the Company’s Common Stock identified on the Authorization (the “Shares”) at the applicable exercise price per share set forth in the Option Agreement (the “Exercise Price”), and subject to the terms and conditions of: (i) the 2003 Stock Plan (the “Plan”), (ii) the Stock Option Agreement (including all exhibits thereto and the Certificate of Stock Option Grant (the “Certificate”)) pursuant to which the Company granted the Option to Optionee (the “Option Agreement”), and (iii) the Authorization, including these Terms and Conditions. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in these Terms and Conditions.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement.

(a) Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement (including the Certificate and all of the exhibits, which are part of the Option Agreement) and agrees to abide by and be bound by their terms and conditions. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice. Optionee understands and agrees that the Company shall cause the legends set forth in the Option Agreement or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws.

(b) Investment Representations. In the event that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time of exercise, then in connection with the purchase of the Shares, the Optionee represents to the Company the following:

(i) Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Optionee is acquiring these Shares for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(ii) Optionee acknowledges and understands that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Shares for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Shares, or for a period of one year or any other fixed period in the future. Optionee further understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Shares. Optionee understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and with any other legend required under applicable state securities laws.

(iii) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Shares exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Shares being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Shares may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Shares were sold by the Company or the date the Shares were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Shares by an affiliate, or by a non-affiliate who subsequently holds the Shares less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(iv) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement Shares other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

(c) Lock-Up Period. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

(d) Terms of Restricted Stock Purchase and Joint Escrow Instructions. In the event that Optionee has elected to purchase Shares which have not yet become vested under the vesting schedule set forth in the Option Agreement (“Unvested Shares”), the Terms of Restricted Stock Purchase set forth in Exhibit B-1 of the Option Agreement shall govern the rights and obligations of the Optionee and the Company with respect to the Unvested Shares acquired upon such exercise. The Terms of Restricted Stock Purchase provide that, among other things, if the Optionee’s status as a Service Provider is terminated for any reason, including for cause, death or Disability, the Company shall have the right and option to purchase from Optionee, or Optionee’s personal representative, as the case may be, all of the Shares that have not vested as of the date of such termination at the price paid by the Optionee for such Shares (the “Repurchase Option”). The Terms of Restricted Stock Purchase and the related Joint Escrow Instructions set forth in Exhibit B-3 to the Option Agreement also provide that Unvested Shares so purchased shall be held in escrow until the Company exercises its Repurchase Option or until such Unvested Shares vest. In the event Optionee has chosen to exercise the Option as to Unvested Shares, by accepting the terms of the Option Agreement at the time of grant and by executing this Authorization, Optionee agrees to be bound by the Terms of Restricted Stock Purchase and related Joint Escrow Instructions, including the Repurchase Option and escrow provisions thereof.

(e) Successors and Assigns. The Company may assign any of its rights under this Authorization to single or multiple assignees, and the terms and conditions of this Authorization shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, the terms and conditions of this Authorization shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

(f) Interpretation. Any dispute regarding the interpretation of this Authorization shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

(g) Governing Law; Severability. This Authorization is governed by the internal substantive laws, but not the choice of law rules, of California.

(h) Entire Agreement. The Plan and Option Agreement (including the Certificate and all exhibits, which are parts of the Option Agreement) are incorporated herein by reference. This Authorization, the Plan, the Terms of Restricted Stock Purchase, the Certificate, the Option Agreement and the Joint Escrow Instructions constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

EXHIBIT B-1

TERMS OF RESTRICTED STOCK PURCHASE

In the event that Optionee elects to purchase shares of Common Stock which have not become vested under the vesting schedule set forth in the Option Agreement (“Unvested Shares”), pursuant to the Option Agreement and the Stock Option Cash Exercise Letter of Authorization, as a condition to Optionee’s election to exercise the Option, Optionee has agreed to these Terms of Restricted Stock Purchase which set forth the rights and obligations of the Optionee and the Company with respect to Unvested Shares acquired upon exercise of the Option. Unless otherwise defined herein, the terms defined in the 2003 Stock Plan shall have the same defined meanings in these Terms of Restricted Stock Purchase.

3. Repurchase Option.

(i) If Optionee’s status as a Service Provider is terminated for any reason, including for cause, death, and Disability, the Company shall have the right and option to purchase from Optionee, or Optionee’s personal representative, as the case may be, all of the Optionee’s Unvested Shares as of the date of such termination at the price paid by the Optionee for such Shares (the “Repurchase Option”).

(ii) Upon the occurrence of such termination, the Company may exercise its Repurchase Option by delivering personally or by registered mail, to Optionee (or his transferee or legal representative, as the case may be) with a copy to the escrow agent described in Section 2 below, a notice in writing indicating the Company’s intention to exercise the Repurchase Option AND, at the Company’s option, (i) by delivering to the Optionee (or the Optionee’s transferee or legal representative) a check in the amount of the aggregate repurchase price, or (ii) by the Company canceling an amount of the Optionee’s indebtedness to the Company equal to the aggregate repurchase price, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such aggregate repurchase price. Upon delivery of such notice and payment of the aggregate repurchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Unvested Shares being repurchased and the rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unvested Shares being repurchased by the Company.

(iii) Whenever the Company shall have the right to repurchase Unvested Shares hereunder, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations to exercise all or a part of the Company’s Repurchase Option under this Agreement and purchase all or a part of such Unvested Shares.

(iv) At its option, the Company may elect to make payment for the Unvested Shares to a bank selected by the Company. The Company shall avail itself of this option by a notice in writing to Optionee stating the name and address of the bank, date of closing, and waiving the closing at the Company’s office.

(v) If the Company does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within ninety (90) days following the termination, the Repurchase Option shall terminate.

(vi) The Repurchase Option shall terminate in accordance with the vesting schedule contained in Optionee’s Option Agreement.

(i) Transferability of the Shares; Escrow.

(i) Optionee hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to transfer the Unvested Shares as to which the Repurchase Option has been exercised from Optionee to the Company.

(ii) To insure the availability for delivery of Optionee’s Unvested Shares upon repurchase by the Company pursuant to the Repurchase Option under Section 1, Optionee hereby appoints the Secretary, or any other person designated by the Company as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Unvested Shares, if any, repurchased by the Company pursuant to the Repurchase Option and shall, upon exercise of the Option, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the share certificates representing the Unvested Shares, together with the stock assignment duly endorsed in blank, the form of which is set forth in Exhibit B-2 hereto. The Unvested Shares and stock assignment shall be held by the secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and Optionee set forth in Exhibit B-3 hereto, until the Company exercises its Repurchase Option, until such Unvested Shares are vested, or until such time as these Terms of Restricted Stock Purchase are no longer in effect. Upon vesting of the Unvested Shares, the escrow agent shall promptly deliver to the Optionee the certificate or certificates representing such Shares in the escrow agent’s possession belonging to the Optionee, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to the Option Agreement or these Terms of Restricted Stock Purchase.

(iii) The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

(iv) Transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions hereof and the Authorization executed by the Optionee with respect to any Unvested Shares purchased by Optionee and shall acknowledge the same by signing an acknowledgement in a form acceptable to the Company.

(j) Ownership, Voting Rights, Duties. These Terms of Restricted Stock Purchase shall not affect in any way the ownership, voting rights or other rights or duties of Optionee, except as specifically provided herein.

(k) Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable federal and state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(l) Adjustment for Stock Split. All references herein to the number of Shares and the purchase price of the Shares shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company pursuant to Section 13 of the Plan after the date of exercise.

(m) Notices. Notices required hereunder shall be given in person or by registered mail to the address of Optionee shown on the records of the Company, and to the Company at its principal executive offices.

(n) Survival of Terms. These Terms of Restricted Stock Purchase shall apply to and bind Optionee and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

(o) Section 83(b) Election. Optionee hereby acknowledges that he or she has been informed that, with respect to the exercise of an Option for Unvested Shares, an election (the “Election”) may be filed by the Optionee with the Internal Revenue Service, within 30 days of the purchase of the exercised Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the exercised Shares and their Fair Market Value on the date of purchase. In the case of a Nonstatutory Stock Option, this will result in a recognition of taxable income to the Optionee on the date of exercise, measured by the excess, if any, of the Fair Market Value of the exercised Shares, at the time the Option is exercised over the purchase price for the exercised Shares. Absent such an Election, taxable income will be measured and recognized by Optionee at the time or times on which the Company’s Repurchase Option lapses. In the case of an Incentive Stock Option, such an Election will result in a recognition of income to the Optionee for alternative minimum tax purposes on the date of exercise, measured by the excess, if any, of the Fair Market Value of the exercised Shares, at the time the option is exercised, over the purchase price for the exercised Shares. Absent such an Election, alternative minimum taxable income will be measured and recognized by Optionee at the time or times on which the Company’s Repurchase Option lapses. Optionee is strongly encouraged to seek the advice of his or her own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election under Section 83(b) of the Code. A form of Election under Section 83(b) is set forth in Exhibit B-4 hereto for reference.

OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF OPTIONEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON OPTIONEE’S BEHALF.

(p) Representations. Optionee has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by these Terms of Restricted Stock Purchase. Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Optionee understands that he or she (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(q) Governing Law. These Terms of Restricted Stock Purchase shall be governed by the internal substantive laws, but not the choice of law rules, of California.

(r) Acknowledgement. Optionee represents that he or she has read these Terms of Restricted Stock Purchase and is familiar with its terms and provisions. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under these Terms of Restricted Stock Purchase.

EXHIBIT B-2

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I,                                     , hereby sell, assign and transfer unto the Company (as defined in the Google Inc. 2003 Stock Plan) (                            ) shares of the Common Stock of the Company standing in my name of the books of said corporation represented by Certificate No.              herewith and do hereby irrevocably constitute and appoint to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Option Agreement and Terms of Restricted Stock Purchase between the Company and the undersigned dated                                              ,             .

Dated:                                                      ,                                                                   Signature:

INSTRUCTIONS:    Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its “repurchase option,” as set forth in the Option Agreement and Terms of Restricted Stock Purchase, without requiring additional signatures on the part of the Purchaser.

EXHIBIT B-3

JOINT ESCROW INSTRUCTIONS

As escrow agent (the “Escrow Agent”) for both the Company (as defined in the Google Inc. 2003 Stock Plan), and the Optionee under the Stock Option Agreement to which these Instructions are attached (the “Optionee”), the Corporate Secretary of the Company (the “Secretary”) is hereby authorized and directed to hold the documents delivered to him or her pursuant to the Terms of Restricted Stock Purchase (“Terms of Restricted Stock Purchase”) between the Company and the Optionee (the “Escrow”), in accordance with the following instructions:

4. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) exercises the Company’s Repurchase Option (as defined in the Terms of Restricted Stock Purchase), the Company shall give to Optionee and the Secretary a written notice specifying the number of shares of stock to be purchased, the purchase price and the time for a closing hereunder at the principal office of the Company. Optionee and the Company hereby irrevocably authorize and direct the Secretary to close the transaction contemplated by such notice in accordance with the terms of said notice.

(s) At the closing, the Secretary is directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to the Secretary of the purchase price (by cash, a check, cancellation of indebtedness or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company’s Repurchase Option.

(t) Optionee irrevocably authorizes the Company to deposit with the Secretary any certificates evidencing shares of stock to be held hereunder and any additions and substitutions to said shares as defined in the Terms of Restricted Stock Purchase. Optionee does hereby irrevocably constitute and appoint the Secretary as Optionee’s attorney-in-fact and agent for the term of this Escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to transfer, or notice of the transfer of, the securities. Subject to the provisions of the Option Agreement, Terms of Restricted Stock Purchase and of this escrow arrangement, Optionee shall exercise all rights and privileges of a shareholder of the Company while the stock is held by the Secretary.

(u) Upon written request of the Optionee, but no more than once per calendar year, unless the Company’s Repurchase Option has been exercised, the Secretary will deliver to Optionee a certificate or certificates representing so many shares of stock as are not then subject to the Company’s Repurchase Option. Within 120 days after cessation of Optionee’s status as a Service

Provider, the Secretary will deliver to Optionee a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Terms of Restricted Stock Purchase and not purchased by the Company or its assignees pursuant to its right to exercise the Company’s Repurchase Option.

(v) If at the time of termination of this escrow the Secretary should have in his or her possession any documents, securities or other property belonging to Optionee, the Secretary shall deliver all of the same to Optionee and shall be discharged of all further obligations hereunder.

(w) The Secretary’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

(x) The Secretary shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Secretary to be genuine and to have been signed or presented by the proper party or parties. The Secretary shall not be personally liable for any act he or she may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Optionee while acting in good faith, and any act done or omitted by the Secretary pursuant to the advice of his or her own attorneys shall be conclusive evidence of such good faith.

(y) The Secretary is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Secretary obeys or complies with any such order, judgment or decree, he or she shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(z) The Secretary shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

(aa) The Secretary shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with the Secretary.

(bb) The Secretary shall be entitled to employ such legal counsel and other experts as he or she may deem necessary to advise in connection with the obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

(cc) The Secretary’s responsibilities as Escrow Agent hereunder shall terminate if he or she shall cease to be an officer or agent of the Company or if he or she shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

(dd) If the Secretary reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

(ee) It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held hereunder, the Secretary is authorized and directed to retain in his or her possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but shall be under no duty whatsoever to institute or defend any such proceedings.

(ff) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

COMPANY:	Google Inc.
2400 Bayshore Parkway
Mountain View, CA 94043

OPTIONEE:	To the address on file with the Company

ESCROW AGENT:	Google Inc.
2400 Bayshore Parkway
Mountain View, CA 94043-1103
Attn: Corporate Secretary

(gg) The Secretary becomes a party hereto only for the purpose of said Joint Escrow Instructions; the Secretary does not become a party to the Option Agreement.

(hh) These Joint Escrow Instructions shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

(ii) These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

EXHIBIT B-4

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Sections 55 and 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income or alternative minimum taxable income, as the case may be, for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

	Taxpayer	Spouse

NAME:

ADDRESS:

IDENTIFICATION NO.:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows: shares (the “Shares”) of the Common Stock of Google Technology Inc. (the “Company”).

3.	The date on which the property was transferred is:

4.	The property is subject to the following restrictions:

The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: per share.

6.	The amount (if any) paid for such property is:

$                                                 .

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ,
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: ,
Taxpayer